EXHIBIT 4.4


                                KIRBY CORPORATION

                         2001 EMPLOYEE STOCK OPTION PLAN


                               ARTICLE 1. GENERAL

         Section 1.1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         Section 1.2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Change in Control" means the occurrence of any of the following events:

                           (i) Any "person" (as such term is used in Sections
                  13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities as of the date the particular Option is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities;

                           (ii) During any period of twelve (12) months,
                  individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

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                           (iii) The stockholders of the Company approve (A) any
                  consolidation or merger of the Company or any Subsidiary that results in the holders of the Company's voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

                           (iv) The stockholders of the Company accept a share
                  exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

                           (v) Any tender or exchange offer is made to acquire
                  thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term "voting securities" means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Compensation Committee, if any, appointed by the Board.

                  (e) "Date of Grant" means the date on which the Committee takes formal action to grant an Option or a Restricted Stock Award to an Eligible Person.

                  (f) "Director" means a member of the Board.

                  (g) "Eligible Person" means an employee of the Company or a Subsidiary.

                  (h) "Fair Market Value" of a Share means the mean of the high and low sales price on the New York Stock Exchange on the day of reference as quoted in any newspaper of general circulation or, if the Shares shall not have been traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded, as quoted in any newspaper of general circulation. If the Shares are not listed for

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         trading on the New York Stock Exchange, the Fair Market Value on the
         date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

                  (i) "Incentive Stock Option" means an option that is an incentive stock option as defined in Section 422 of the Code.

                  (j) "Nonincentive Stock Option" means an option that is not an Incentive Stock Option.

                  (k) "Option" means any option granted under this Plan.

                  (l) "Optionee" means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

                  (m) "Participant" means a person to whom a Restricted Stock Award is granted under the Plan.

                  (n) "Plan" means this 2001 Employee Stock Option Plan for Kirby Corporation.

                  (o) "Restricted Stock" means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to
         Article III.

                  (p) "Restricted Stock Award" means an award of Restricted Stock under this Plan.

                  (q) "Share" means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

                  (r) "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         Section 1.3. Total Shares. The maximum number of Shares that may be issued under the Plan shall be One Million (1,000,000) Shares, which may be from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option or Restricted Stock Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options or Restricted Stock Awards may thereafter be granted covering such Shares.

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         Section 1.4. Awards Under the Plan. Only Eligible Persons may receive awards under the Plan. Awards to Eligible Persons may be in the form of Options or shares of Restricted Stock. No Option or Restricted Stock Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

                            ARTICLE II. STOCK OPTIONS

         Section 2.1. Grant of Options. The Company may from time to time grant Options to Eligible Persons. Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on the Date of Grant. If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. Each Option shall be evidenced by an option agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

         Section 2.2. Exercise Price. The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         Section 2.3. Term of Option. The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, the term of the Option shall not exceed ten years from the Date of Grant unless the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company, in which case the term of the Option shall not exceed five years from the Date of Grant. Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

         Section 2.4. Vesting. Options shall be exercisable at such times and subject to such terms and conditions as the Committee shall specify in the option agreement. Unless the option agreement specifies otherwise, the Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any Optionee. Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the option agreement, upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

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         Section 2.5. Termination of Options.

                  (a) Except as otherwise provided in the option agreement, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

                           (i) thirty (30) days after the date on which Optionee
                  ceases to be an Employee for any reason other than (x) death,
                  (y) mental or physical disability as determined by a medical doctor satisfactory to the Committee or (z) termination for cause;

                           (ii) one (1) year after the date on which Optionee
                  ceases to be an Employee as a result of a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

                           (iii) either (y) one (1) year after the death of
                  Optionee or (z) six (6) months after the death of Optionee if Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

                           (iv) the date on which Optionee ceases to be an
                  Employee as a result of a termination for cause; and

                           (v) the tenth anniversary of the Date of Grant of the
                  Option.

                  (b) The portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which Optionee ceases to be an Employee for any reason.

                  (c) The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

         Section 2.6. Exercise of Options. An Option may be exercised in whole or in part to the extent exercisable in accordance with Section 2.4 and the option agreement. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.


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         Section 2.7.      Adjustment of Shares.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
                  maximum number of Shares then subject to being optioned under the Plan so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned, and

                           (ii) appropriate adjustment shall be made in the
                  number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

                  (c) Any fractional shares resulting from any adjustment under this Section 2.7 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

                  (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or

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         obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                  (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;
         (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         Section 2.8. Transferability of Options. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. So long as an Optionee lives, only such Optionee or his or her guardian or legal representative shall have the right to exercise such Option.

         Section 2.9. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until certificates representing such Shares shall have been issued and delivered to such person.

                          ARTICLE III. RESTRICTED STOCK

         Section 3.1. Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to Eligible Persons. Subject to the provisions of the Plan and applicable law, all Restricted Stock Awards under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

         Section 3.2. Terms and Conditions of Restricted Stock Awards. Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company's common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing.

         Section 3.3. Restrictions on Transfer. Unless otherwise provided in the grant relating to a Restricted Stock Award, stock certificates representing the Restricted Stock granted to a Participant shall be registered in the Participant's name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold,

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transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of a Participant's termination of employment before all the Participant's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all restrictions.

         Section 3.4. Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant specifies otherwise:

                  (a) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

                  (b) all shares of Restricted Stock shall vest upon a Change of Control of the Company.

         Section 3.5. Section 83(b) Election. If a Participant receives Restricted Stock that is subject to a "substantial risk of forfeiture," such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock. If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

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                        ARTICLE IV. ADDITIONAL PROVISIONS

         Section 4.1. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees and Participants. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

         Section 4.2. Amendment. The Board may amend or modify the Plan in any respect at any time. Such action shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the amendment or modification without the holder's written consent.

         Section 4.3. Duration and Termination. The Plan shall be of unlimited duration, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the approval of the Plan by the stockholders of the Company. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Option or Restricted Stock outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

         Section 4.4. Withholding. Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Optionee's or Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Optionee or Participant to withhold in accordance with applicable federal or state income tax withholding requirements.

         Section 4.5. Agreements and Undertakings. As a condition of any issuance or transfer of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

                  (a) a representation, warranty or agreement by the Optionee or Participant to the Company that the Optionee or Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed on the Share certificates.

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         Section 4.6. Governing Law. The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

         Section 4.7. Effective Date. The Plan shall be effective as of January 15, 2001. If the Plan is not approved by a majority of the Company's stockholders represented in person or by proxy at a duly convened meeting on or before the first anniversary of the effective date of the Plan, (a) each Nonincentive Stock Option theretofore granted under the Plan shall remain outstanding, (b) each Incentive Stock Option theretofore granted under the Plan shall be deemed to be a Nonincentive Stock Option and shall remain outstanding as such, (c) any Restricted Stock theretofore granted under the Plan shall remain outstanding and (d) no further Options or Restricted Stock shall be granted under the Plan after the first anniversary of the effective date of the Plan or, if earlier, the date of a meeting of stockholders of the Company at which the Plan is proposed for approval but is not approved.

ADOPTED BY THE BOARD:               January 15, 2001